SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934.

Date of Report (Date of earliest event reported) October 4, 1996


                             CHAMPIONS SPORTS, INC.
                             ----------------------
             (Exact Name of Registrant as specified in its charter)

                         Commission File number 0-17263

        Delaware                                          52-1401755
        --------                                          ----------
         (State or other jurisdiction of                (I.R.S. Employer
            organization)                              Identification No.)


                   Suite 610, 1749 Old Meadow Road, McLean, VA 22102
                   -------------------------------------------------
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (703)-556-3332
                                 --------------
              (Registrants's telephone number, including area code)




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Item 5.         OTHER EVENTS
     On October 4, 1996, Champions Sports, Inc. signed a joint venture letter of
agreement  with  Business  Expansion  Capital  Corporation,   a  privately  held
corporation, to assist Champions Sports, Inc. in actively searching and selection of merger or acquisitions candidate(s). Business Expansion Capital Corporation is owned by George A. Naddaff. The term of the agreement is for two years. Champions Sports, Inc. issued 8,500,000 performance based warrants exercisable at $0.11 per common share, subject to Champions Sports, Inc. approval of a successful acquisition or merger. Mr. George A. Naddaff has been appointed to the Board of Directors of Champions Sports, Inc.
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Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
Registrant has duly caused this amendment to be signed on its behalf by the undersigned thereto duly authorized.



                                               CHAMPIONS SPORTS, INC.
                                                   (Registrant)




DATE: October 7, 1996                             /s/James M. Martell
                                                  -------------------
                                                  BY: James M. Martell
                                                 Chairman and President






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